Exhibit 10.1

480 – 1500 West Georgia Street

Vancouver, B.C. V6G 2Z6

July 14, 2020

Golden Minerals Company
350 Indiana Street, Suite 650

GMC, Colorado, 80401

Attention: Warren Rehn, CEO

Dear Sirs:

Re:	Option To Purchase Agreement in respect of the Santa Maria Mine in the State of Chihuahua, Mexico involving Fabled Copper Corp. (“Fabled”) and Golden Minerals Company. (“GMC”)

GMC and Fabled (referred to herein as the “Parties”, and individually as a Party) have entered into discussions in respect of the grant of an Option to Purchase by GMC to Fabled concerning mining claims that make up the Santa Maria Mine in the State of Chihuahua, Mexico.

This letter of intent (this "Letter of Intent”) is to confirm the essential terms and conditions upon which Fabled will acquire the Property. Upon execution of this Letter of Intent, the Parties shall instruct legal counsel to prepare a Definitive Agreement (as hereinafter defined) which upon execution shall replace and supersede this Letter of Intent. Until such execution, this Letter of Intent shall continue in full force and effect unless otherwise terminated under the terms hereof.

In consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	Definitions

(a)	“Closing” means the completion of the Transaction and related transactions;

(b)	“Closing Date” means that date designated by the Parties which is within five business days after the receipt of final acceptance from the TSXV for the Transaction;

(c)	“Definitive Agreement” means a formal agreement containing the terms in this Letter Agreement and such other terms, conditions, representations, warranties, conditions, indemnities and agreements as are customary for transactions of this nature;

(d)	“Due Diligence Period” means a period commencing on the date of execution of this Letter and ending on July 24, 2020;

(e)	“Effective Date” means the date of the completion of the Transaction;

(f)	"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature, including without limitation, any liability for accrued but unpaid taxes;

(g)	“Fabled Shares” means common shares in the capital of Fabled;

(h)	“Geological Report” means a current Geological Report on the Property issued to Fabled, and compliant with National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

(i)	“GMC” means Golden Minerals Company, a Delaware Corporation

(j)	“Private Placement” means an equity private placement by Fabled to raise aggregate gross proceeds to a minimum of CAD$5,000,000 at a price commensurate with market conditions;

(k)	“Property” means the mining claims that make up the Santa Maria Mine in the State of Chihuahua, Mexico as further described in Schedule “A”;

(l)	“Securities Laws” means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

(m)	“Transaction” means the issuance of the option to acquire the Property by Fabled; and

(n)	“TSXV” means the TSX Venture Exchange.

2.	List of Schedules

2.1	Description	Schedule

	Property Description	“A”
	Issued and Outstanding Share Capital of Fabled	“B”

3.	Completion of Transaction

3.1	Relying upon the representations and warranties herein contained, and subject to the terms and conditions hereof, at the Closing, the parties will use commercially reasonable efforts to complete the Transaction.

4.	The Transaction

4.1	On the Closing Date, GMC will grant Fabled an option to acquire the Property on the following terms:

(a)	Fabled will pay to GMC on Closing USD$500,000 in cash and issue to GMC, 1,000,000 Fabled Shares;

(b)	Fabled will pay to GMC USD$1,500,000 in cash 12 months after Closing;

(c)	Fabled will pay to GMC USD$2,000,000 in cash 24 months after Closing;

(d)	Upon exercise of the option, Fabled will grant to GMC a 1% NSR royalty on the Santa Maria and Punto Com concessions, in form and substance reasonably satisfactory to GMC.

4.2	The Parties agree to use their commercially reasonable efforts to enter into a Definitive Agreement, on or before August 12, 2020 and prepare all necessary documentation and apply for and obtain TSXV approval of the Transaction and all other consents, orders or approvals as counsel may advise are necessary or desirable for the implementation of the Transaction.

5.	Fabled Regulatory Requirements

5.1	GMC acknowledges that:

(a)	the Transaction will be subject to the acceptance of the TSXV, which will be contingent on satisfaction of a number of regulatory requirements including:

(i)	Fabled having delivered the Geological Report that is acceptable to the TSXV;

(ii)	Fabled having delivered a suitable title opinion on the Property in a form acceptable to the TSXV;

(iii)	Fabled having gained the approval of its shareholders for the Transaction; and

(iv)	the TSXV accepting the Private Placement and the Transaction in accordance with the rules and policies of the TSXV; and

(b)	the 1,000,000 Fabled Shares to be issued to GMC pursuant to the Transaction will be subject to resale restrictions under applicable securities laws and the rules and policies of the TSXV and may also be subject to escrow requirements or other resale restrictions under the rules and policies of the TSXV.

6.	Due Diligence

6.1	Fabled and GMC agree that:

(a)	within five business days from the date of execution of this Letter of Intent, Fabled will provide a complete, final and commercially reasonable request for due diligence materials. GMC shall use commercial reasonable best efforts to provide to Fabled the requested due diligence materials within ten business days of receipt of the request for such due diligence materials or as soon as practicable thereafter.

(b)	GMC will use commercially reasonable efforts to cooperate with Fabled in complying with the reasonable requirements of Fabled, and with any auditor or advisor of Fabled including but not limited to providing information for the Geological Report;

(c)	Fabled shall have the Due Diligence Period to determine, acting reasonably, whether its review has uncovered materially adverse information which makes it commercially unfeasible to complete the Transaction as originally contemplated by the Parties, at which time Fabled will advise GMC in writing whether, acting reasonably, it intends to terminate the Transaction on the basis of such information and if so, this Letter of Intent shall terminate and be of no further force and effect;

(d)	within five business days from the date of execution of this Letter of Intent, GMC will provide a complete, final and commercially reasonable request for due diligence materials. Fabled shall use commercial reasonable best efforts to provide to GMC the requested due diligence materials within ten business days of receipt of the request for such due diligence materials or as soon as practicable thereafter;

(e)	Fabled will use commercially reasonable efforts to cooperate with GMC in complying with the reasonable requirements of GMC, and with any auditor or advisor of GMC;

(f)	GMC shall have the Due Diligence Period to determine, acting reasonably, whether its review has uncovered materially adverse information which makes it commercially unfeasible to complete the Transaction as originally contemplated by the Parties, at which time GMC will advise Fabled in writing whether, acting reasonably, it intends to terminate the Transaction on the basis of such information and if so, this Letter of Intent shall terminate and be of no further force and effect; and

(g)	Fabled and GMC agree to keep all information and documents provided or otherwise acquired pursuant to this Section 6 confidential, except to the extent required to be disclosed by law or TSXV rules.

7.	Standstill

7.1	From the date of execution of this Letter of Intent until completion of the transactions contemplated herein or the earlier termination hereof, GMC will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with any persons, entity or group in connection with the acquisition or distribution of the Property, or any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, or sale of any material assets or part thereof, unless such action, matter or transaction is part of the transactions contemplated in this Letter of Intent or is satisfactory to, and is approved in writing in advance by the other Party hereto (with such approval not being unreasonably withheld or delayed) or is necessary to carry on the normal course of business; provided however, that this Section 7 shall not apply to any transaction involving the securities of GMC.

8.	[INTENTIONALLY DELETED]

9.	Representations, Warranties and Covenants of GMC

9.1	GMC represents, warrants and covenants to Fabled as of the date hereof and at the Closing that:

(a)	GMC is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has the power, authority and capacity to enter into this Letter of Intent, to carry out its terms and has all necessary corporate power to own the rights to the Property;

(b)	The contracts which give GMC the rights to the Property are in good standing and GMC is not in default under such contracts;

(c)	Warren Rehn, CEO of GMC, has sufficient authority to execute and deliver this Letter of Intent;;

(d)	neither the execution and delivery of this Letter of Intent, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder minutes of GMC, or any agreement or instrument to which GMC is a party or by which the Property are bound or any order, decree, statute, regulation, covenant or restriction applicable to GMC;

(e)	GMC shall use its commercially reasonable efforts to obtain required consents to the Transaction of relevant third parties in respect of the Property; and

(f)	GMC shall use its commercially reasonable efforts to assist Fabled in the preparation of the Geological Report.

10.	Representations, Warranties and Covenants of Fabled

10.1	Fabled represents and warrants to and agrees with GMC as of the date hereof and on the Closing that:

(a)	Fabled is a corporation duly incorporated and validly existing under the laws of the Province of British Columbia and is in good standing with respect to the filing of annual returns, and has the power, authority and capacity to enter into this Letter of Intent and to carry out its terms and to conduct its business as such businesses is now being conducted;

(b)	Fabled is a “reporting issuer” within the meaning of securities laws in British Columbia, Alberta and Saskatchewan, and is not in default of any requirement of any applicable securities laws and neither the TSXV or any other regulatory authority having jurisdiction has issued any order preventing or suspending trading of any securities of Fabled;

(c)	the common shares of Fabled are listed for trading on the TSXV;

(d)	the execution and delivery of this Letter of Intent have been duly authorized by the board of directors of Fabled;

(e)	the authorized share capital of Fabled consists of an unlimited number of common shares without par value of which as of the date of this Letter of Intent 44,009,760 Fabled Shares are issued and outstanding as fully paid and non-assessable shares, subject only to the issuance of additional Fabled Shares upon exercise of outstanding options described in Schedule “B”;

(f)	Fabled will use its commercially reasonable efforts to complete the Private Placement prior to or concurrent with Closing;

(g)	as soon as possible following the execution of this Letter of Intent, Fabled shall use its commercially reasonable efforts to prepare the Geological Report pertaining to the Property;

(h)	as soon as possible following the execution of this Letter of Intent and in any event within 10 days of receipt of the Geological Report, Fabled shall use its commercially reasonable efforts to complete and file its application including, but not limited to the Geological Report pertaining to the Property with the TSXV for acceptance for filing of the Transaction; and

11.	General Conditions Precedent

11.1	The respective obligations of the Parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing Date, of the following conditions any of which may be waived by the mutual consent of such Parties without prejudice to their rights to rely on any other or others of such conditions:

(a)	the TSXV shall have accepted the Transaction;

(b)	the Transaction shall have been approved or consented to by the shareholders of Fabled and GMC if and to the extent required;

(c)	the Definitive Agreement, shall have been duly executed and delivered by GMC and Fabled and the consent of all other relevant parties shall have been received;

(d)	where applicable Fabled shall have completed the Fabled Consolidation;

(e)	A minimum of CAD$4,000,000 shall have been raised by Fabled via the Private Placement;

(f)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Letter of Intent, including, without limitation, the Transaction; and all consents, orders and approvals required or necessary or desirable for the completion of the transactions provided for in this Letter of Intent shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to each of the Parties hereto, acting reasonably; and

(g)	Fabled and GMC shall have received from each other any legal opinions from counsel and certificates from officers with respect to such matters as counsel of Fabled and GMC may require, acting reasonably.

12.	Conditions Precedent in favour of Fabled

12.1	Fabled’s obligation to complete the Transaction is subject to the following conditions precedent which are to be satisfied, as applicable, on or before the Closing:

(a)	Fabled having obtained the consent or approval of any parties from whom consent to the Transaction is required, including the TSXV;

(b)	Fabled having had a reasonable opportunity to review and approve of all material documentation in connection with the Transaction, including without limitation, the Geological Report pertaining to the Property;

(c)	Fabled having been able to obtain a suitable Title Opinion, as such term is defined in the policies of the TSXV, in respect of the Property;

(d)	Fabled having successfully incorporated a wholly owned subsidiary in Mexico;

(e)	the representations and warranties of GMC contained in this Letter of Intent and the Definitive Agreement will be true and correct in all material respects at and as of the Closing;

(f)	all covenants, agreements and obligations hereunder or under the Definitive Agreement on the part of GMC to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects; and

The conditions set forth in section 12 of this Letter of Intent are for the exclusive benefit of Fabled and may be unilaterally waived by Fabled to the extent permitted by applicable laws or regulatory requirements in whole or in part at any time.

13.	Conditions Precedent in favour of GMC

13.1	The obligations of GMC to complete the Transaction are subject to the following conditions precedent, which are to be satisfied, as applicable, on or before the Closing, or such earlier date as may be indicated:

(a)	GMC having had a reasonable opportunity to approve of all documentation in connection with the filings with the TSXV for acceptance of this Transaction;

(b)	Fabled shall have furnished GMC with a conditional approval letter from the TSXV conditionally accepting the Transaction;

(c)	the representations and warranties of Fabled contained herein will be true and correct in all material respects at and as of the Closing;

(d)	all covenants, agreements and obligations hereunder on the part of Fabled to be performed or complied with at or prior to the Closing contained herein will have been performed and complied with in all material respects; and

(e)	Fabled shall have made the option payment due to J. Cervantes on or about August 4, 2020 in the amount of US$40,000.

The conditions set forth in section 13 of this Letter of Intent are for the exclusive benefit of GMC and may be waived by GMC in whole or in part at any time.

14.	Public Disclosure

14.1	No disclosure or announcement, public or otherwise, in respect of this Letter of Intent or the transactions contemplated herein will be made by any Party without the prior written agreement of the other Parties as to timing, content and method, providing that the obligations herein will not prevent either Party from making, after consultation with the other Parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the TSXV.

14.2	Unless and until the transactions contemplated in this Letter of Intent will have been completed, except with the prior written consent of the other Parties, each of the Parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other Party in strictest confidence, except such information and documents already available to the public or as are required to be filed or disclosed by applicable law.

14.3	All such information and documents in any form or medium whatsoever, including but without limitation copies thereof and derivative materials made therefrom will be returned to the Party originally delivering them, or at the direction of such Party, destroyed in the event that the transactions provided for in this Letter of Intent are not completed.

15.	Termination

15.1	This Letter of Intent may be terminated by mutual agreement of the respective Parties hereto.

15.2	Unless otherwise agreed in writing by Fabled and GMC, this Letter of Intent shall terminate without further notice or agreement in the event that:

(a)	the Transaction is rejected by the TSXV and all recourse or rights of appeal have been exhausted;

(b)	any conditions precedent set out in Sections 11, 12 and 13 hereof are not satisfied, released or waived on or before the Effective Date or such earlier date indicated therein; or

(c)	the Effective Date has not occurred on or before September 30, 2020 or such later date as may be approved in writing by Fabled and GMC.

15.3	Unless otherwise agreed in writing by Fabled and GMC, Fabled may terminate this Letter of Intent by notice to GMC if it elects not to make the payment set forth in Section 13.1(e), provided, however, that if such notice of termination has not been received prior to July 31, 2020, then Fabled shall be obligated to make such payment or reimburse GMC if it makes such payment, regardless of whether the Transaction is consummated or the option is exercised.

16.	General

16.1	The representations, warranties and covenants made by Fabled and GMC in this Letter of Intent will survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of either Fabled and GMC or any other person acting on their behalf, will continue in full force and effect for a period of one year after the Closing.

16.2	Each of Fabled and GMC agree that, whether or not the Transaction is consummated, each will pay its own and its representatives’ fees and expenses, including any fee for advice or opinions incurred in connection with the negotiation, preparation, execution and delivery of this Letter of Intent Agreement and any other agreements, documents, opinions or evaluations contemplated hereby, including the Definitive Agreement.

16.3	This Letter of Intent will enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. This Letter of Intent may not be assigned by any Party without the prior written consent of the others.

16.4	This Letter of Intent may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of a copy by facsimile or other electronic means will be deemed to be delivery of an original.

16.5	This Letter of Intent is intended to be a binding agreement between the Parties subject to the terms and conditions hereof.

16.6	Time is of the essence of this Letter of Intent.

16.7	This Letter of Intent will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

16.8	If any provision of this Letter of Intent is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such provision will be severed from and will not affect any other provision of this Letter of Intent. Upon such determination, the Parties will negotiate in good faith to modify such terms or provisions so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible. All other provisions of this Letter of Intent will, nevertheless, remain in full force and effect and no provision will be deemed dependent upon any other provision unless so expressed.

[Signature page follows.]

If you agree to the above terms, kindly sign two copies of this letter signifying your approval and acceptance and return one fully executed letter to the writer at your earliest convenience. Upon acceptance this offer becomes a binding agreement subject to its terms.

Yours truly,

FABLED COPPER CORP.

Per:	/s/ David. W. Smalley
David W. Smalley, Lead Director

The undersigned hereby agrees to the foregoing terms and conditions of this Letter of Intent this 14th day of July, 2020.

GOLDEN MINERALS COMPANY

Per:	/s/ Warren Rehn
Warren Rehn, CEO